Exhibit (g)(1)
                              CORE TRUST (DELAWARE)
                               CUSTODIAN AGREEMENT


         AGREEMENT, dated as of November 9, 1994, as amended June 1, 1997 between Core Trust (Delaware) (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101 and Norwest Bank Minnesota, N.A. (the "Custodian"), a banking association organized under the laws of the United States of America with its principal place of business at 733 Marquette Avenue, Minneapolis, Minnesota 55479.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and is authorized to issue its interests, no par value, in separate series;

         WHEREAS, the Trust desires to appoint Norwest Bank Minnesota, N.A., custodian of its securities and cash and Norwest Bank Minnesota, N.A. is willing to act in such capacity upon the terms and conditions set forth below; and

         WHEREAS, pursuant to a separate agreement between the Trust and Forum Financial Corp. (the "Transfer Agency Agreement"), Forum Financial Corp. will perform the duties of transfer agent of the Trust

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

         SECTION 1. DEFINITIONS. Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow.

         (a) Act: The term Act shall mean the Investment Company Act of 1940, as amended from time to time.

         (b) Board: The term Board shall mean the Board of Trustees of the Trust.

         (c) Book-Entry Account: The term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in which Book-Entry Securities are held.

         (d) Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the United States Treasury and United States Federal agencies and instrumentalities that are maintained in the book-entry system maintained by a Federal Reserve Bank.

         (e) Custodian: The term Custodian shall mean Norwest Bank, Minnesota, N.A., in its capacity as custodian under this Agreement.

         (f) Foreign Securities: The term Foreign Securities shall mean "Foreign Securities" as that term is defined in Rule 17f-5 under the Act.

         (g) Foreign Sub-Custodian: The term Foreign Sub-Custodian shall mean "Eligible Foreign Sub-Custodian" as that term is defined in Rule 17f-5 under the Act.
         (h) Fund Business Day: The term Fund Business Day shall mean a day that is a business day for a Series as defined in the Series' prospectus.

         (i) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the

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Board to give Oral  Instructions on behalf of the Trust.  Each Oral  Instruction shall specify whether it is applicable to the entire Trust or a specific Series of the Trust.

         (j) Securities: The term Securities shall mean bonds, debentures, notes, stocks, Interests, evidences of indebtedness, and other securities and investments from time to time owned by the Trust.

         (k) Securities Depository: The term Securities Depository shall mean a system, domestic or foreign, for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities and shall include any system for the issuance of Book-Entry Securities.

         (l) Series: The term Series shall mean the Series listed in Appendix A or any series that the Trust and Custodian may in the future agree are subject to this Agreement.

         (m) Interestholders: The term Interestholders shall mean the registered owners from time to time of the Interests, as reflected on the interest registry records of the Trust.

         (n) Interests: The term Interests shall mean the issued and outstanding Interests of beneficial interest, no par value, of the Trust, including any fractions thereof.

         (o) Sub-Custodian: The term Sub-Custodian shall mean any person selected by the Custodian under Section 20 hereof and in accordance with the requirements of the Act to custody any or all of the Securities and cash of the Trust, and shall include Foreign Sub-Custodians.

         (p) Trust: The term Trust shall mean Norwest Funds.

         (q) Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the Trust. Each Written Instruction shall specify whether it is applicable to the entire Trust or a specific Series of the Trust.

         (r) 1934 Act: The term 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

         SECTION 2. APPOINTMENT. The Trust hereby appoints the Custodian as custodian of the Securities and cash of each Series from time to time on deposit hereunder. The Securities and cash of the Trust shall be and remain the sole property of the Trust and the Custodian shall have only custody thereof. The Custodian shall hold, earmark and physically segregate for the appropriate Series account of the Trust all non-cash property, including all Securities that are not maintained pursuant to Section 6 in a Securities Depository or Book-Entry Account. The Custodian will collect from time to time the dividends and interest of the Securities held by the Custodian.

         The Custodian shall open and maintain a separate bank or trust account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust. Notwithstanding the foregoing, a separate bank account may be established by the Trust to be used as a petty cash account in accordance with Rule 17f-3 under the Act and the Custodian shall have not duty or liability with regard to such account.

         Upon receipt of Written Instructions, funds held by the Custodian for the Trust may be deposited by the Custodian to its credit in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         SECTION 3. DELIVERY OF BOARD RESOLUTIONS. The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing execution of Written Instructions and the number of

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signatories  required and setting forth authentic  signatures of all signatories authorized to sign on behalf of the Trust or any Series thereof. Such resolution shall constitute conclusive evidence of the authority of all signatories designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give written Instructions.

         The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions on behalf of the Trust or any Series. Such resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance therein, until the Custodian actually receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Trust.

         SECTION 4. INSTRUCTIONS. For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. If the first Instruction is an Oral Instruction, the Trust shall deliver or have delivered to the Custodian a confirmatory Written Instruction; and if the Custodian receives an Instruction, whether Written or Oral, with respect to a Securities transaction, the Trust shall cause the broker or dealer to send a written confirmation of the transaction to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Trust. The sole obligation of the Custodian with respect to any confirmatory Written Instruction or broker or dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act, the Trust shall give the Custodian specific Written Instructions as to the action required.

         SECTION 5. DEPOSIT OF TRUST ASSETS. The Trust will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities, other property and cash owned by the Trust at the time this Agreement becomes effective, provided that the Custodian shall have the right, in its sole discretion, to refuse to accept any securities or other property that are not in proper form for deposit or any reason. Such transfer and deposit shall be evidenced by appropriate schedules duly executed by the Trust. The Trust may deposit with the Custodian additional Securities of the Trust and dividends or interest collected on such Securities as the same are acquired from time to time.

         The Trust will cause to be deposited with the Custodian from time to time (i) the net proceeds of Securities sold, (ii) the applicable net asset value of Interests sold, whether representing initial issue or any other securities and (iii) cash as may be acquired. Deposits with respect to sales of Interests shall be accompanied by Written or Oral Instructions stating the amount to be deposited with the Custodian and registration instructions.

         SECTION 6. DEPOSIT OF TRUST ASSETS WITH THIRD PARTIES. The Trust hereby authorizes the Custodian to deposit assets of the Trust as follows:

         (a) With the Custodian or any other bank licensed and regularly examined by the United States or any state thereof assets held in the Option Account created pursuant to Section 13(b).

         (b)  In  the  Custodian's  or   Sub-Custodian's   account(s)  with  any
Securities Depository as the Trust shall permit by Written or Oral Instruction.

         (c) Book-Entry Securities belonging to the Trust in a Book-Entry Account maintained for the Custodian.

         So long as any deposit referred to in (b) or (c) above is maintained for the Trust, the Custodian shall: (i) deposit the Securities in an account that includes only assets held by the Custodian for customers; (ii) send the Trust a confirmation (i.e., an advice of notice of transaction) of any transfers of the Trust to or from the account; (iii) with respect to Securities of the Trust transferred to the account, identify as belonging to the Trust a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or credited to the Custodian's account on the

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books of a Securities Depository or the Custodian's agent; (iv) promptly send to the Trust all reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and (v) send to the Trust such reports of the systems of internal accounting control of the Custodian and its agents through which Securities are deposited as are available and as the Trust may reasonably request from time to time.

         The Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from the negligence (including failure to act), fault or willful misconduct of the Custodian, its agents or employees in selecting a Securities Depository or Book-Entry Account. The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Trust may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any such loss or damage, if and to the extent that the Trust has not been made whole for any such loss or damage.

         SECTION 7. REGISTRATION OF SECURITIES. The Securities held by the Custodian, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 6, shall be registered in the name of the Custodian or in the name of its nominee, or if directed by Written Instructions, in the name of the Trust or its nominee. In the event that any Securities are registered in the name of the Trust or its nominee, the Trust will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Securities, excepting bearer securities, delivered from time to time to the Custodian shall, in all cases, be in due form for transfer, or registered as above provided.

         SECTION 8. DISBURSEMENTS OF CASH. The Custodian is hereby authorized and directed to disburse cash to or from the Trust from time to time as follows:

         (a) For the purchase of Securities by the Trust, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid and (ii) either the Securities so purchased, in due form for transfer or already registered as provided in Section 7, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian's account with the Securities Depository or Federal Reserve Bank.

         (b) For transferring funds, including mark-to-the-market payments, in connection with a repurchase agreement covering Securities that have been received by the Custodian as provided in subsection (a) above, upon receipt by the Custodian of (i) Written or Oral Instruction specifying the Securities, the purchase price and the party to whom the purchase price is to be paid and (ii) written agreement to repurchase the Securities from the Trust.

         (c) For transferring funds to a duly-designated redemption paying agent to redeem or repurchase Interests, upon receipt of Written or Oral Instructions stating the applicable redemption price.

         (d) For exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid.

         (e) For repaying, in whole or in part, any loan of the Trust, or returning cash collateral for Securities loaned by the Trust, upon receipt of Written or Oral Instructions directing payment and stating the Securities, if any, to be received against payment.

         (f) For paying over to a duly-designated dividend disbursing agent such amounts as may be stated in Written or Oral Instructions as the Trust deems appropriate to include in dividends or distributions declared on the Interests.

         (g) For paying or reimbursing the Trust for other corporate expenditures, upon receipt of Written or Oral Instructions stating that such expenditures are or were authorized by resolution of the Board and specifying the amount of payment, the purposes for which such payment is to be made, and the person or persons to whom payment is to be made.

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         (h) For  transferring  funds  to any  Sub-Custodian,  upon  receipt  of
Written or Oral Instructions and upon agreement by the Custodian.

         (i) To advance or pay out accrued interest on bonds purchased, dividends on stocks sold and similar items.

         (j) To pay proper compensation and expenses of the Custodian.

         (k) To pay, or provide the Trust with money to pay, taxes, upon receipt of appropriate Written or Oral Instructions.

         (l) To transfer funds to a separate checking account maintained by the Trust.

         (m) To pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel and operating expenses, including but not limited to fees for legal, accounting and auditing services.

         Before making any payments or disbursements, however, the Custodian shall receive, and may conclusively rely upon, Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more or the purposes enumerated above. Notwithstanding the foregoing, the Custodian may disburse cash for other corporate purposes; provided, however, that such disbursement maybe made only upon receipt of Written or Oral Instructions stating that such disbursement was authorized by resolution of the Board.

         SECTION 9. DELIVERY OF SECURITIES. The Custodian is hereby authorized and directed to deliver Securities of the Trust from time to time as follows:

         (a) For completing sales of Securities sold by the Trust, upon receipt of (i) Written or Oral Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered and (ii) the net proceeds of sale; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in Section 6(b) or (c) above.

         (b) For exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Written or Oral Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Written or Oral Instructions.

         (c) For exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, re-adjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions.

         (d) For presenting for payment Securities that have matured or have been called for redemption;

         (e) For delivering Securities upon redemption of Interests in kind, upon receipt of appropriate Written or Oral Instructions.

         (f) For depositing with the lender Securities to be held as collateral for a loan to the Trust or depositing with a borrower Securities to be loaned by the Trust, (i) upon receipt of Written or Oral Instructions directing delivery to the lender or borrower and suitable collateral, if Securities are loaned or
(ii) pursuant to the terms of a separate securities lending agreement.

         (g) For complying with a repurchase agreement, upon receipt of Written or Oral Instructions stating (i) the securities to be delivered and the payment to be received and (ii) payment.

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         (h) For depositing with a depository  agent in connection with a tender or other similar offer to purchase Securities of the Trust, upon receipt of Written or Oral Instructions.

         (i) For depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of the Trust, the Custodian or any nominee of either in accordance with Section 7.

         (j) For other proper corporate purposes; provided, that the Custodian shall receive Written or Oral Instructions requesting such delivery.

         (k) Notwithstanding the foregoing, the Custodian may, without Written or Oral Instructions, surrender and exchange Securities for other Securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option; provided, however, that the Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange. To facilitate any such exchange, the Custodian is authorized to surrender against payment maturing obligations and obligations called for redemption and to effectuate the exchange in accordance with customary practices and procedures established in the market for exchanges.

         SECTION 10. BORROWINGS. The Trust will cause any person (including the Custodian) from which it borrows money using Securities as collateral to deliver to the Custodian a notice of undertaking in the form currently employed by the lender setting forth the amount that the lender will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian Written or Oral Instructions for each loan, stating (i) the name of the lender, (ii) the amount and terms of the loan, which terms may be specified by incorporating by reference an attached promissory note or loan agreement duly endorsed by the Trust, (iii) the time and date, if known, on which the loan will be consummated (the "borrowing date"), (iv) the date on which the loan becomes due and payable, (v) the total amount payable to the Trust on the borrowing date, (vi) the market value of Securities to be delivered as collateral for such loan and (vii) the name of the issuer, the title and the number of Interests or principal amount of the Securities to be delivered as collateral. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, and receive from the lender the total amount of the loan proceeds; provided, however, that no delivery of Securities shall occur if the amount of loan proceeds does not conform to the amount set forth in the Written or Oral Instructions, or if such Instruction do not contain the requirements of (vii) above. The Custodian may, at the option of the lender, keep such collateral in its possession; provided such collateral is subject to all rights given the lender by any promissory note or loan agreement executed by the Trust.

         The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Written or Oral Instructions. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian.

         SECTION 11. INDEBTEDNESS TO CUSTODIAN. If, in its sole discretion, the Custodian advances funds to the Trust to pay for the purchase of Securities, to cover an overdraft of the Trust's account with the Custodian, or to pay any other indebtedness to the Custodian, the Trust's indebtedness shall be deemed to be a loan by the Custodian to the Trust, payable on demand and bearing interest at the rate then charged by the Custodian for such loans; provided, however, that the Custodian shall give the Trust notice of any such advance that exceeds five percent of the value of the Securities and cash held by the Custodian at the time of the advance. The Trust hereby agrees that the Custodian shall have a continuing lien and security interest, to the extent of any such overdraft or indebtedness, in any property then held by the Custodian or its agents for the benefit of the Trust, or in which the Trust may have an interest. The Trust authorizes the Custodian, in its sole discretion at any time, to charge any such overdraft or indebtedness, together with interest due thereon, against any balance then credited to the Trust on the Custodian's books.

        SECTION 12. SECURITIES LOANS. The Custodian may from time to time lend securities of the Trust in accordance with and pursuant to a separate securities lending agreement.

        SECTION 13. OPTION CONTRACTS. The Custodian's responsibilities regarding option contracts will be governed by the following sub-paragraphs:

         (a)  Unless  more  particularly   described  below,   Written  or  Oral
Instructions regarding option contracts purchased or sold by any Series shall state (i) the price at which the underlying Security may be bought or sold, (ii) the issuer, the title and number of the Interests or principal amount of such Security, (iii) the premium to be paid, (iv) the expiration date of the option

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contract,  (v) if the transaction is a "closing sale  transaction,"  whether the sale requires delivery of a certificate of ownership to the broker through whom the sale is made and (vi) if the transaction is a purchase of an option contract, the requirement that payment of the premium be made only upon receipt of a certificate of ownership executed by the broker through whom the purchase is made.

         (b) Whenever a Series sells an option contract, Written or Oral Instructions to the Custodian must state (ii) the issuer, the title and number of Interests or principal amount of the Security subject to the option contract,
(ii) the exercise price of the option contract, (iii) the expiration date of the option contract, (iv) the premium to be received by the Series, (v) the name of the broker from whom the premium is to be received and (vi) if the option is a call, whether it is covered.

         If the option contract sold is a put, the Written or Oral Instructions shall also state (i) the amount and kind of collateral required by the broker or
(ii) the amount and kind of assets of the Series, if any, that shall be segregated from the general assets of the Series and held by the Custodian in a segregated option account (the "Option Account"). If collateral is required, the Custodian shall deliver the collateral directly to the broker through whom such option was written and receive in return a receipt and a confirmation of the option transaction, in accordance with the customs prevailing among brokers in such securities. If an Option Account is established, the Custodian shall maintain it as specified in Written or Oral Instructions.

         (c) If the Custodian (i) acts as escrow agent with respect to a covered call option contract, (ii) maintains securities underlying a covered call option contract with a Securities Depository or (iii) holds assets in the Option Account in connection with a put option contract, the Custodian shall deliver, or cause to be delivered, all receipts required by the customs prevailing among dealers in such securities.

         (d) If an option contract purchased or sold by any Series expires, the Trust will deliver to the Custodian Written or Oral Instructions containing the information specified in paragraph (b) above and instructing the Custodian to
(i) delete such option contract from the list of holdings that the Custodian maintains for that Series and (ii) either remove from the Option Account specified assets held with respect to such option or remove the restriction on any securities underlying a covered call option contract, as the case may be. Upon the return and/or cancellation or expiration of any receipts issued pursuant to paragraph (c) above, the Custodian shall remove such restriction, delete the option from the list of holdings maintained by the Custodian and transfer the assets to the general account maintained by the Custodian for the benefit of the Series. Collateral delivered by a broker with whom it was previously deposited pursuant to paragraph (b) above shall, if identical with the collateral specified in the receipt previously issued by such broker, be accepted by the Custodian and held in the general account maintained by the Custodian for the benefit of the Series. The Custodian shall accept delivery of collateral not specified in such a receipt only upon receipt of Written or Oral Instructions.

         (e) If a covered call option sold by a Series is exercised, the Trust shall promptly furnish the Custodian with Written or Oral Instructions stating
(i) the issuer, the title and number of Interests or principal amount of the Security subject to the option contract, (ii) the person to whom the underlying Securities are to be delivered, (iii) the amount to be received and held by the Custodian upon delivery and (iv) the assets, if any, to be removed from the Option Account or the collateral, if any, to be returned by a broker with whom it was deposited under paragraph (b) above.

         (f) If a put option contract sold by a Series is exercised, the Trust shall promptly furnish the Custodian with Written or Oral Instructions stating
(i) the issuer, the title and number of Interests or principal amount of the Security subject to the option contract, (ii) the name of the person whom the Custodian will pay for Securities subject to the put, in return for receipt of such Securities, (iii) the amount of such payment and (iv) the assets, if any, to be removed from the Option Account or the collateral, if any, to be returned by a broker with whom it was deposited under paragraph (b) above.

         (g) In the event a Series purchases, in a "closing purchase transaction," an option contract identical to a previously sold option contract in order to liquidate its position as a seller of a call option contract, the Trust will deliver to the Custodian Written or Oral Instructions stating (i) the issuer, the title and number of Interests or principal amount of the Security subject to the option contract, (ii) the exercise price of the option contract,
(iii) the premium to be paid, (iv) the expiration date of the option contract and (v) the name of the person to whom the premium is to be paid. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipts issued pursuant to paragraph (c) above, the Custodian shall (i) either remove from the Option Account the assets held therein or remove the previously-composed restrictions on the Securities underlying the option that is liquidated by reason of the Closing Purchase Transaction, (ii) delete such option from the list of holdings maintained by that Series and (iii) transfer such Securities or assets to the general account maintained by the Custodian for the benefit of the Series. Collateral delivered by a broker with whom it was previously deposited pursuant to paragraph (b) above shall, if identical with the collateral specified in the receipt previously issued by such broker, be accepted by the Custodian and transferred to the general account maintained by the Custodian for the benefit of the Series. The Custodian shall accept delivery of collateral not specified in such a receipt only upon receipt of Written or Oral Instructions.

         (h) If a Series exercises an option contract held by the Custodian, the Trust shall deliver to the Custodian, at least 24 hours before the last business day on which such option contract may be exercised, Written or Oral Instructions containing the information required under paragraph (a) above and instructing the Custodian (i) in the case of a put option contract, to deliver the securities subject the put to the broker specified in the Written or Oral Instructions, in return for receipt of the exercise price or (ii) in the case of a covered call option contract, to pay the exercise price of the option contract to the broker specified in the Written or Oral Instructions, in return for receipt of the Securities subject to the call.

         (i) The Custodian shall have no duty or obligation to see that a Series has deposited or is maintaining adequate margin, if required, with any broker in connection with an option contract. The Custodian shall have no duty or obligation to present such option contract to the broker unless it receives Written or Oral Instructions from the Trust. The Custodian shall have no responsibility for (i) the legality of any option contract purchased or sold on behalf of a Series, (ii) the propriety of any such purchase or sale and (iii) the adequacy of any collateral delivered to a broker in connection with an option or held in the Option Account.

         SECTION 14. EXERCISE OF POWERS WITH RESPECT TO SECURITIES. The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder. The Trust or such persons as it may designate shall have the right to vote, consent or otherwise act with respect to Securities. The Custodian will exercise its best efforts (as defined in Section 16) to furnish to the Trust in a timely manner all proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee, so that the Trust or its designee may vote, consent or otherwise act.

         SECTION 15.  COMPENSATION.

         (a) The Trust agrees to pay to the Custodian compensation for its services as set forth in Appendix B hereto, or as shall be set forth in written amendments to Appendix B approved by the Trust and the Custodian from time to time.

         (b) The Trust shall pay all fees and expenses of any Sub-Custodian approved by the Trust.

         SECTION 16. CORPORATE ACTIVITY. The Custodian will exercise its best efforts to forward to the Trust in a timely manner all notices of interestholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding dividend, principal and interest payments) sent to the Custodian as registered owner of Securities. Best efforts as used in this Agreement shall mean the efforts reasonably believed in good faith by the Custodian to be adequate in the circumstances.

         Upon receipt of warrants or rights issued in connection with the assets of the Trust, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Trust of such receipt. However, the Custodian shall have no obligation to take any other action with respect to such warrants or rights, except as directed in Written or Oral Instructions.

         Custodian shall take all reasonable actions, as agreed to by the Trust and the Custodian, to assist the Trust in obtaining from year to year favorable opinions from the Trust's independent auditors with respect to the Custodian's activities hereunder.

         SECTION 17. RECORDS. The Custodian acknowledges and agrees that all books and records maintained for the Trust in any capacity under this Agreement are the property of the Trust and may be inspected by the Trust or any authorized regulatory agency at any reasonable time. Upon request all such books and records will be surrendered promptly to the Trust. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the Act any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 under the Act.

         SECTION 18. LIABILITY. The Custodian assumes only the usual duties and obligations normally performed by custodians of open-end investment companies. The Custodian specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Trust, whether or not on deposit hereunder. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian.

         The Custodian may rely upon the advice of counsel, who may be counsel for the Trust or for the Custodian, and upon statements of accountants, brokers or other persons believed by the Custodian in good faith to be expert in the matters upon which they are consulted. The Custodian shall not be liable for any action taken in good faith reliance upon such advice or statements. The Custodian shall not be liable for action taken in good faith in accordance with any Written or Oral Instructions, request or advice of the Trust or its officers, or information furnished by the Trust or its officers. The Custodian shall not be liable for any non-negligent action taken in good faith and reasonably believed by it to be within the powers conferred upon it by this Agreement.

         No liability of any kind, other than to the Trust, shall attach to the Custodian by reason of its custody of the Securities and cash held by the Custodian hereunder or otherwise as a result of its custodianship. In the event that any claim shall be made against the Custodian, it shall have the right to pay the claim and reimburse itself from the assets of the Trust; provided, however, that no such reimbursement shall occur unless the Trust is notified of the claim and is afforded an opportunity to contest or defend the claim, if it so elects. The Trust agrees to indemnify and hold the Custodian harmless for any loss, claim, damage or expense arising out of the custodian relationship under this Agreement; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct.

         SECTION 19. TAXES. The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Written or Oral Instruction, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Trust or the Securities held hereunder.

         SECTION 20.  SUB-CUSTODIANS.

         (a) The Custodian may from time to time request appointment of one or more Sub-Custodians. Upon receipt of Written or Oral Instructions authorizing the use of a Sub-Custodian, the Custodian shall appoint one or more Sub-Custodians or Foreign Sub-Custodians of Securities and cash owned by the Trust from time to time.

         (b) Custodian shall cause Foreign Securities and amounts of cash reasonably required to effect Trust's Foreign Securities transactions in the Custodian Account to be held in such countries or other jurisdictions as Trust shall direct in Written or Oral Instructions.

         Custodian may hold Foreign Securities and cash in sub-custody accounts, which shall be deemed part of the Custodian Account and which have been established by Custodian or by a Sub-Custodian with those Foreign Sub-Custodians as Trust shall approve in Written or Oral Instructions.

         Each Foreign Sub-Custodian is authorized to hold Foreign Securities in an account with any foreign Securities Depository as Trust shall approve in Written or Oral Instructions.

         The contractual agreement between the Custodian and any Foreign Sub-Custodian must provide at a minimum that the Foreign Sub-Custodian shall provide, obtain or use its best efforts to assist the Trust in obtaining information responsive to the "notes" to Rule 17f-5 under the Act with respect to (i) each country or jurisdiction where the Trust's assets are proposed to be maintained, are maintained or in the future may be maintained and (ii) each Foreign Sub-Custodian which is proposed to hold, holds or in the future may hold Foreign Securities or cash of the Trust. Notwithstanding any other provisions of this Agreement, each Foreign Sub-Custodian's undertaking to assist Trust in obtaining such information shall neither increase the Foreign Sub-Custodian's duty of care nor reduce Trust's responsibility to determine for itself the prudence of entrusting its assets to any particular Foreign Sub-Custodian or foreign Securities Depository.

         The Custodian shall deposit Foreign Securities and cash of the Trust with a Foreign Sub-Custodian only in an account of the Foreign Sub-Custodian which holds only assets held by Custodian as custodian for its customers. In the event that a Foreign Sub-Custodian is authorized to hold any of the Foreign Securities placed in its care in a foreign Securities Depository, Custodian will direct the Foreign Sub-Custodian to identify the Foreign Securities on the books of the foreign Securities Depository as being held for the account of Custodian as custodian for its customers.

         (c) The Custodian shall have no liability to the Trust by reason of any act or omission of any Sub-Custodian approved by the Trust, and the Trust shall indemnify the Custodian and hold it harmless from and against any and all actions, suits, claims, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of any Sub-Custodian approved by the Trust. The Custodian assigns to the Trust any and all claims for any losses, costs, expenses, or damages that may be incurred by the Trust by reason of the negligence, gross negligence or misconduct of any Sub-Custodian approved by the Trust, or by reason of the failure of a Sub-Custodian approved by the Trust to perform in accordance with any applicable agreement, including instructions of the Custodian. The Custodian shall be under no obligation to prosecute or to defend any action, suit or claim arising out of, or in connection with, the performance of any Sub-Custodian approved by the Trust, if, in the opinion of the
Custodian's  counsel,  such  action will  involve  expense or  liability  to the
Custodian. The Trust shall, upon request, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

         With respect to each Sub-Custodian not approved by the Trust, which may not be a Foreign Sub-Custodian, the Custodian shall be liable to the Trust for any loss which shall occur as a result of the failure of the Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that the Custodian would be liable to the Trust if the Custodian were holding such assets in its own premises. The Custodian shall be liable to the Trust under this paragraph only to the extent of the Trust's direct damages, to be determined based on the market value of the assets which are subject to loss and without reference to any special conditions or circumstances.

         SECTION 21.  EFFECTIVENESS, DURATION AND TERMINATION.

         (a) This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the date hereof. This Agreement shall remain in effect for a period of one year from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.

         (b) This Agreement may be terminated by either party upon notice to the other. The termination shall become effective at the time specified in the notice but no earlier than sixty (60) days after the date of the notice. Upon notice of termination, the Trust shall use its best efforts to obtain a successor custodian. If a successor custodian is not appointed within ninety
(90) days after the date of the notice of termination, the Board shall, by resolution, designate the Trust as its own custodian. Each successor custodian shall be a person qualified to serve under the Act. Promptly following receipt of written notice from the Trust of the appointment of a successor custodian and receipt of Written or Oral Instructions, the Custodian shall deliver all Securities and cash it then holds directly to the successor custodian and shall, upon request of the Trust and the successor custodian and upon payment of the Custodian's reasonable charges and disbursements, (i) execute and deliver to the successor custodian an instrument approved by the successor custodian's counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian, (ii) transfer to the successor custodian the originals or copies of all books and records maintained by the Custodian hereunder and (iii) cooperate with, and provide reasonable assistance to, the successor custodian in the establishment of the books and records necessary to carry out the successor custodian's responsibilities hereunder. Upon delivery of the Securities and other assets of the Trust and compliance with the other requirements of this
Section 21, the Custodian shall have no further duty or liability hereunder. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, duties and obligations of the predecessor custodian.

         SECTION 22. REQUIRED PERFORMANCE ON FUND BUSINESS DAYS. Nothing contained in this Agreement is intended to or shall require the Custodian, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day unless otherwise required by law.

         SECTION 23.  MISCELLANEOUS.

         (a) This Agreement shall extend to and bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and the assignee of the Custodian is qualified to serve as custodian under the Act.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         (c) The captions inserted herein are for convenience of reference and shall not affect, in any way, the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                                     NORWEST FUNDS


                                                     --------------------------
                                                     John Y. Keffer
                                                       President


                                                    NORWEST BANK MINNESOTA, N.A.


                                                     ------------------------
                                                     Jay Kiedrowski
                                                       Executive Vice President

                              CORE TRUST (DELAWARE)
                               CUSTODIAN AGREEMENT

                                   APPENDIX A
                               SERIES OF THE TRUST
                            AS OF SEPTEMBER 22, 1997

                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                         Large Company Growth Portfolio
                             International Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                                 Index Portfolio
                            Positive Return Portfolio
                             Stable Income Portfolio
                             Money Market Portfolio
                          Prime Money Market Portfolio

                              CORE TRUST (DELAWARE)
                               CUSTODIAN AGREEMENT

                                   APPENDIX A
                               SERIES OF THE TRUST
                              AS OF MARCH 18, 1998

                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                            Small Cap Index Portfolio
                         Large Company Growth Portfolio
                          Disciplined Growth Portfolio
                            Small Cap Value Portfolio
                         Strategic Value Bond Portfolio
                             International Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                                 Index Portfolio
                            Positive Return Portfolio
                             Stable Income Portfolio
                             Money Market Portfolio
                          Prime Money Market Portfolio

                              CORE TRUST (DELAWARE)
                               CUSTODIAN AGREEMENT

                                   APPENDIX A
                               SERIES OF THE TRUST
                             AS OF FEBRUARY 11, 1999

                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                            Small Cap Index Portfolio
                         Large Company Growth Portfolio
                          Disciplined Growth Portfolio
                            Small Cap Value Portfolio
                         Strategic Value Bond Portfolio
                             International Portfolio
                             Income Equity Portfolio
                         Managed Fixed Income Portfolio
                                 Index Portfolio
                            Positive Return Portfolio
                             Stable Income Portfolio
                             Money Market Portfolio
                          Prime Money Market Portfolio
                         International Equity Portfolio

                              CORE TRUST (DELAWARE)
                               CUSTODIAN AGREEMENT

                                   APPENDIX B
                                  COMPENSATION



         (a) Account Administrative Fee. $0.20/1000 up to $100 million; $0.15/1000 on next $100 million; and $0.10/1000 on over $200 million with respect to all Portfolios except International Portfolio and $0.70/1000 with respect to International Portfolio. Based on the fair market value of custody assets. Market value charges will be based on the average size of the account during the year using monthly valuations.

         (b) Holding Fee Per Issue. $20.00/Book entry item and $25.00/Physical item per annum. Charges are based on the average number of assets held during the year using quarterly valuations.

         (c) Transaction Fee. $15.00/Book entry transaction and $20.00/Physical transaction for any asset movement defined as a purchase or sale. No transaction charge will be made for the initial receipt of securities related to the opening of any account.

         (d) Limitation. The Custodian's total fees for the services rendered by it pursuant to this Agreement shall not exceed, with respect to Money Market Portfolio and Prime Money Market Portfolio, 0.03% of the average daily net assets of such Series, and with respect to all other Series, 0.05% of the average daily net assets of such Series, computed and paid monthly, with the exception of International Portfolio, which will pay all fees and expenses of any Sub-Custodian approved by the Trust, without limitation.